Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement Nos. 333-262393, 333-229376, 333-209180, 333-179316 and 333-179315 on Form S-8 and No. 333-269940 on Form S-3 of Post Holdings, Inc. of our report dated May 8, 2023, relating to the abbreviated financial statements of The J. M. Smucker Company Divested Pet Foods Business as of and for the year ended April 30, 2022 appearing in this Current Report on Form 8-K/A of Post Holdings, Inc.

/s/ Ernst & Young LLP
Akron, Ohio
June 30, 2023